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EXHIBIT 23.1

CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Ascential Software Corporation

We consent to incorporation by reference in the following registration statements of Ascential Software Corporation, (Nos. 333-98925, 333-87396, 333-01409, 33-11161, 33-22862, 333-31116, 33-31117, 333-31369, 33-31371, 33-50608, 33-50610, 33-56707, 333-61843, 333-70323, 333-89231, 333-31670, 333-43238, 333-108782 and 333-110970) on Form S-8 and (No. 333-90667) on Form S-3 of Ascential Software Corporation of our report dated January 29, 2003, with respect to the consolidated balance sheet of Ascential Software Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2002, which report appears in the December 31, 2003 annual report on Form 10-K of Ascential Software Corporation.

Our report refers to the Company's adoption of Financial Accounting Standards Board Statement No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002.

/s/ KPMG LLP
Boston, Massachusetts March 15, 2004

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  EXHIBIT 23.1
CONSENT OF KPMG LLP, INDEPENDENT AUDITORS